© 2014 Ambac Financial Group, Inc. One State Street Plaza, New York, NY 10004 All Rights Reserved | 800-221-1854 | www.ambac.com PUERTO RICO EXPOSURE JULY 2014

1 Neither Ambac nor any of its employees, affiliates or representatives makes any representation or warranty, expressed or implied, as to the accuracy or completeness of any of the information contained in this overview, and the recipient of this overview expressly disclaims any and all liabilities relating to or resulting from the use of this overview. Certain of the information provided in this overview has been prepared by Ambac from data supplied from third-party sources, and Ambac has not verified the validity of such information. This overview should be read in conjunction with Ambac’s other public filings and disclosures. The recipient of this overview is urged to review any information made publicly available regarding the underlying transactions. However, Ambac was not involved in the preparation of such information and, therefore, makes no representations or warranties regarding the accuracy or completeness of such information. Furthermore, Ambac makes no representation or warranty, and offers no opinion, on the ability or willingness of any issuer or other party to the underlying transactions to comply with its respective obligations in respect thereof. The financial projections, if any, contained in this overview necessarily are based upon a number of estimates and assumptions that are inherently subject to significant business, economic and other uncertainties and contingencies, most of which are beyond Ambac’s control. Any financial projections will vary, and those variations may be material. As a result, you are cautioned not to place reliance on the financial projections contained herein. The recipient of this overview acknowledges that the information contained herein is intended to summarize and describe certain information about Ambac’s Puerto Rico exposures, but that it is not intended to, and does not, fully set forth or explain all aspects of such exposures or associated risks. The recipient of this overview further acknowledges that this overview does not intend to, and does not, replace, fully conform with or include all aspects of the underlying transactional documents and laws and regulations relating to such Puerto Rico exposures. The summaries and descriptions herein of such exposures and risks are qualified in their entirety by reference to such documents, laws and regulations. Each recipient of this overview is urged to review such underlying documents, laws and regulations for information about them and what they purport to accomplish and not to rely on the summaries and descriptions contained herein. Neither Ambac nor any of its employees, affiliates or representatives makes any representation or warranty, expressed or implied, as to the accuracy or completeness of such summaries and descriptions. Ambac undertakes no obligation to revise, update or supplement the information contained in this presentation to reflect new developments. Nor does Ambac undertake to provide similar or additional information about other credit exposures. Market participants should not rely on the information in this presentation in making any investment decision. Ambac is not acting as your financial adviser or fiduciary in any respect or manner.

PUERTO RICO EXPOSURE & RATINGS SUMMARY *(AS OF JUNE 30, 2014)*

Ambac Puerto Rico Exposure ($ in millions) as of June 30, 2014:

	Single Risk	Gross Par [2]	Net Par [2,3]	Gross Principal & Interest	Net Principal & Interest [3,4]	Maturity	Credit Class	Rating
	General Fund Debt:							
1	PR Commonwealth GO [1]	59.0	59.0	79.8	79.8	2023	C1A	BIG
2	PR Public Buildings Authority Revenue - GO Guaranty [1]	191.2	191.2	313.9	313.9	2035	C1A	BIG
	Subtotal	250.2	250.2	393.7	393.7			
	Revenue Debt:							
3	PR Highway and Transp'n Revenue 1968 Resolution - Highway Rev	27.5	26.5	38.3	37.1	2027	C3	BIG
4	PR Highway and Transp'n Revenue 1998 Resolution - Senior Transp'n Rev	732.3	706.0	1,486.8	1,432.9	2045	C3	BIG
5	PR Infrastructure Financing Special Tax Revenue (Rum Tax) [1]	573.9	560.7	1,193.5	1,166.1	2044	C2	BIG
6	Convention Center (Hotel Occupancy Tax)	137.1	137.1	219.3	219.3	2031	C2	BIG
7	Sales Tax Rev (COFINA) [1]	808.5	804.7	7,355.4	7,321.3	2054	C1A	BIG
	Subtotal	2,279.3	2,235.0	10,293.3	10,176.7			
	Grand total	2,529.5	2,485.2	10,687.0	10,570.4			

[1] Specifically excluded from The Puerto Rico Public Corporations Debt Enforcement and Recovery Act

[2] Gross Par and Net Par include capital appreciation bonds ("CABS") which are reported at the par amount at the time of issuance of the insurance policy

[3] Net Par and Net Principal & Interest are net of reinsurance

[4] On of July 1, 2014 Net Principal & Interest decreased by $86.6 million due to regularly scheduled debt service

Ambac

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SCHEDULE OF NET DEBT SERVICE1 ON INSURED DEBT (AS OF JUNE 30, 2014) 1 Net of reinsurance 2 On July 1, 2014 Net Principal & Interest decreased by $86.6 million due to regularly scheduled debt service 3 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 ($ i n m il li o n s ) Year of Payment Rum Tax Hotel Occupancy Tax Highway General Obligation 2

PUERTO RICO NET PRINCIPAL AND INTEREST[1] AMORTIZATION

Net Principal and Interest Amortization of Ambac Insured Puerto Rico Exposures by Calendar Year ($ in millions)								
Calendar Year	Commonwealth GO	Public Bldg - GO Guaranteed	Senior Highway (1968)	Senior Transportation (1998)	Rum Tax	Hotel Occupancy Tax	Sales Tax (COFINA)	Total P & I
2014 (Jul - Dec) [2]	1.5	5.0	0.6	36.0	40.1	3.4	-	86.6
2015	5.9	10.1	1.2	51.8	52.0	6.9	-	127.9
2016	2.7	43.7	1.2	56.8	52.0	6.9	-	163.3
2017	2.7	27.1	13.7	54.6	52.0	18.6	-	168.7
2018	2.7	27.1	10.1	52.8	52.0	18.6	-	163.3
2019	27.7	8.6	-	37.8	15.2	18.6	-	107.9
2020	1.4	5.9	-	48.2	15.2	18.6	-	89.3
2021	1.4	12.9	1.3	30.0	15.2	4.3	-	65.1
2022	1.4	5.5	-	29.5	15.2	4.3	-	55.9
2023	32.4	5.5	-	30.5	60.8	4.3	-	133.5
2024	-	5.5	-	30.0	60.8	4.3	-	100.6
2025	-	5.5	1.0	30.0	60.8	4.3	-	101.6
2026	-	5.5	1.0	31.5	60.8	4.3	-	103.1
2027	-	5.5	7.0	57.9	60.8	4.3	-	135.5
2028	-	5.5	-	57.6	60.8	24.3	-	148.2
2029	-	5.5	-	57.8	68.7	24.3	-	156.3
2030	-	31.0	-	84.8	-	24.3	-	140.1
2031	-	27.9	-	104.2	-	24.7	-	156.8
2032	-	2.9	-	17.7	-	-	-	20.6
2033	-	2.9	-	17.7	-	-	-	20.6
2034	-	29.5	-	17.7	68.7	-	-	115.9
2035	-	35.3	-	17.7	68.7	-	-	121.7
2036	-	-	-	75.8	68.7	-	-	144.5
2037	-	-	-	75.8	49.1	-	-	124.9
2038	-	-	-	51.2	-	-	-	51.2
2039	-	-	-	9.4	-	-	-	9.4
2040	-	-	-	9.4	-	-	-	9.4
2041	-	-	-	9.4	-	-	-	9.4
2042	-	-	-	90.4	-	-	-	90.4
2043	-	-	-	68.9	84.0	-	-	152.9
2044	-	-	-	45.1	84.5	-	-	129.6
2045	-	-	-	44.9	-	-	-	44.9
2046	-	-	-	-	-	-	-	-
2047	-	-	-	-	-	-	786.2	786.2
2048	-	-	-	-	-	-	820.2	820.2
2049	-	-	-	-	-	-	855.5	855.5
2050	-	-	-	-	-	-	892.3	892.3
2051	-	-	-	-	-	-	930.5	930.5
2052	-	-	-	-	-	-	970.3	970.3
2053	-	-	-	-	-	-	1,011.7	1,011.7
2054	-	-	-	-	-	-	1,054.6	1,054.6
Grand Total	**79.8**	**313.9**	**37.1**	**1,432.9**	**1,166.1**	**219.3**	**7,321.3**	**10,570.4**

[1] Net of reinsurance

[2] On July 1, 2014 Net Principal & Interest decreased by $86.6 million due to regularly scheduled debt service

Ambac

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FORWARD LOOKING STATEMENT In this presentation, we have included statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward- looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which, may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in Part I, Item 1A of the 2013 Annual Report on Form 10-K and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the three month period ended March 31, 2014, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of the Quarterly Report on Form 10-Q for the three month period ended March 31, 2014. Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) volatility in the price of Ambac’s common stock; (2) uncertainty concerning our ability to achieve value for holders of Ambac securities, whether from Ambac Assurance Corporation (“Ambac Assurance”) or from new business opportunities, including risks associated with the possible dilution of the ownership interests of our stockholders; (3) our inability to achieve the financial results projected during our Chapter 11 proceeding; (4) potential of rehabilitation proceedings against Ambac Assurance; (5) decisions made by the Rehabilitator of the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) for the benefit of policyholders that may result in material adverse consequences for Ambac’s security holders; (6) our inability to realize the expected recoveries included in our financial statements; (7) intercompany disputes or disputes with the Rehabilitator of the Segregated Account; (8) material changes to the Segregated Account rehabilitation plan or to current rules and procedures governing the payment of permitted policy claims, with resulting adverse impacts; (9) decisions of the Rehabilitator concerning payments of deferred claim amounts or payments on surplus notes, the timing or magnitude of which is disadvantageous to Ambac, (10) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings by municipal issuers; (11) adverse events arising from the rehabilitation proceedings for the Segregated Account, including the failure of the injunctions issued by the Wisconsin rehabilitation court to protect the Segregated Account and Ambac Assurance from certain adverse actions; (12) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan or from rules and procedures governing the payment of permitted policy claims; (13) credit risk throughout our business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, collateralized loan obligations, public finance obligations and exposures to reinsurers; (14) risks attendant to the change in composition of securities in our investment portfolio; (15) inadequacy of reserves established for losses and loss expenses; (16) the risk that our risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss as a result of unforeseen risks; (17) changes in prevailing interest rates; (18) factors that may influence the amount of installment premiums paid to Ambac, including the Segregated Account rehabilitation proceedings; (19) default by one or more of Ambac Assurance’s portfolio investments, insured issuers or counterparties; (20) market risks impacting assets in our investment portfolio or the value of our assets posted as collateral in respect of investment agreements and interest rate swap transactions; (21) risks relating to determinations of amounts of impairments taken on investments; (22) credit and liquidity risks due to unscheduled and unanticipated withdrawals on investment agreements; (23) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on our business, operations, financial position, profitability or cash flows; (24) system security risks; (25) the effects of U.S. fiscal policies; (26) market spreads and pricing on derivative products insured or issued by Ambac or its subsidiaries; (27) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (28) changes in accounting principles or practices that may impact Ambac’s financial results, including those resulting from potential amendments to the Segregated Account Rehabilitation Plan; (29) legislative and regulatory developments; (30) operational risks, including with respect to internal processes, risk models, systems and employees, and failures in services or products provided by third parties; (31) Ambac’s financial position and the Segregated Account rehabilitation proceedings that may prompt departures of key employees and may impact our ability to attract qualified executives and employees; and (32) other risks and uncertainties that have not been identified at this time. 5